McDermott, Will & Emery
                             227 West Monroe Street
                             Chicago, Illinois 60606

                                                October 3, 2002

Kellwood Company
600 Kellwood Parkway
St. Louis, Missouri 63017

                  Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as counsel to Kellwood Company (the "Company") in connection with the registration by the Company of 5,000,000 common shares, par value $.01 per share, of the Company (the "Common Shares"), and related preferred stock purchase rights, that may be offered and sold by the Company from time to time, as set forth in the Registration Statement on Form S-4 (the "Registration Statement") that is being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein. In addition, we have assumed that each acquisition in which Common Shares are issued and sold pursuant to the Registration Statement (and consequently, the related issuance and sale of the Common Shares in connection therewith) will be approved by such corporate proceedings as may be required under Delaware law.

                  Based upon and subject to the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Commission and (2) the Common Shares have been issued upon the terms and conditions set forth in the Registration Statement and against payment of the consideration therefor, then such Common Shares will be legally issued, fully paid and non-assessable.

                  We hereby consent to the references to our firm under the heading "Legal Matters" as attorneys who passed upon the validity of the Common Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     /s/ McDermott, Will & Emery